Exhibit 32
CERTIFICATIONS OF ADAM BLUMENFELD, CHAIRMAN AND CHIEF EXECUTIVE
OFFICER, AND JOHN PITTS, CHIEF FINANCIAL OFFICER,
PURSUANT TO 18 U.S.C. SECTION 1350
Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Sport Supply Group, Inc. hereby certify that (1) the Quarterly Report on Form 10-Q of Sport Supply Group, Inc. for the quarterly period ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sport Supply Group, Inc.

Date: February 11, 2009	/s/ Adam Blumenfeld
Adam Blumenfeld,
Chairman and Chief Executive Officer

Date: February 11, 2009	/s/ John Pitts
John Pitts,
Chief Financial Officer